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                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated February 1, 2002 accompanying the financial statements of Separate Account B of The Manufacturers Life Insurance Company of New York in Post-Effective Amendment No. 3 to the Registration Statement No. 333-69987 on Form S-6 and related prospectus of Separate Account B of The Manufacturers Life Insurance Company of New York.



                                                           /s/ ERNST & YOUNG LLP




Philadelphia, Pennsylvania
April 23, 2002